Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS 2008

FOURTH QUARTER AND YEAR END RESULTS

DENVER, Colo., February 12, 2009 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the fourth quarter and year ended December 31, 2008.

Funds from operations (FFO) attributable to common stockholders totaled $20.6 million, or $0.10 per diluted share, for the fourth quarter of 2008, and $114.0 million, or $0.55 per diluted share, for the year ended December 31, 2008, which includes non-cash impairment charges related to the valuation of real estate. Excluding impairment charges of $9.6 million, FFO for the fourth quarter of 2008 would have been $30.2 million, or $0.15 per diluted share. Excluding impairment charges of $10.7 million, FFO for the year ended December 31, 2008 would have been $124.7 million, or $0.60 per diluted share. This compares to FFO of $0.18 per diluted share for the fourth quarter of 2007 and $0.69 per diluted share reported for the year ended December 31, 2007.

Net loss attributable to common stockholders for the fourth quarter of 2008 was $12.6 million, or $0.07 per diluted share, and net income for the year ended December 31, 2008 was $9.5 million, or $0.06 per diluted share. Excluding impairment charges, net loss for the fourth quarter of 2008 would have been $4.6 million, or $0.03 per diluted share, compared with net income of $5.7 million, or $0.03 per diluted share, reported for the fourth quarter of 2007. Excluding impairment charges, net income for the year ended December 31, 2008 would have been $18.4 million, or $0.11 per diluted share, compared with net income of $40.1 million, or $0.24 per diluted share, for the year ended December 31, 2007.

Net income for the full year 2008 includes approximately $22.0 million of gains on the contribution or sale of real estate, of which $0.2 million was recognized in FFO. Net income for the full year 2007 included $42.9 million of gains on the contribution or sale of real estate, of which $15.1 million was recognized in FFO.

518 17TH STREET, 8TH FLOOR   ¿  DENVER, CO 80202

303.597.2400  ¿  DCTINDUSTRIAL.COM

Balance Sheet

DCT Industrial’s balance sheet remains strong, with consolidated debt to book value of total assets (before depreciation and amortization) of 38.4% as of December 31, 2008, compared with 37.4% as of December 31, 2007. The Company’s fixed charge coverage for the fourth quarter of 2008 was 2.8 times, excluding non-cash impairment charges.

“We remain focused on our two top priorities – portfolio leasing and balance sheet management,” commented Phil Hawkins, Chief Executive Officer of DCT Industrial Trust. “Despite challenging market conditions, we delivered solid operating results in the fourth quarter of 2008, including total leasing of 2.5 million square feet, tenant retention of 79.0%, and cash same store net operating income growth of 3.4%. Early renewals, realistic rents and an emphasis on credit continue to be key components of our overall leasing strategy. Our balance sheet remains strong with liquidity (cash and capacity on our credit facility) of more than $300 million, while capital deployment is still essentially on hold and we continue to market non-strategic assets for potential sale in order to raise additional capital.”

Operating Portfolio

As of December 31, 2008, the Company owned 373 consolidated operating properties, or 52.1 million square feet. Net operating income was $47.1 million in the fourth quarter of 2008, compared with $47.6 million reported for the fourth quarter of 2007. DCT’s consolidated operating portfolio occupancy was 93.2% as of December 31, 2008, compared with 91.9% as of September 30, 2008, and 93.8% as of December 31, 2007. Including an additional 15.0 million square feet of operating properties held in joint ventures, occupancy as of December 31, 2008 was 94.3%, compared with 93.2% as of September 30, 2008, and 94.8% reported a year ago.

Same store net operating income grew 3.4% on a cash basis and 2.3% on a GAAP basis, excluding lease termination fees and lease buy-outs, in the fourth quarter of 2008, when compared to the same period last year. Occupancy of same store properties was 93.2% as of December 31, 2008, compared with 93.7% as of December 31, 2007 and 92.0% as of September 30, 2008.

Leasing activity remained steady with 2.5 million square feet of leases signed during the fourth quarter and 10.4 million square feet of leases signed during the full year 2008. Tenant retention was 79.0% for the fourth quarter of 2008 and 76.3% for the full year. Realized rent growth on signed leases for which there was a prior tenant averaged 10.4% on a GAAP basis and 6.8% on a cash basis in the fourth quarter of 2008.

Institutional Capital Management

DCT Industrial’s institutional capital management business had assets under management of $772.1 million as of December 31, 2008, representing an increase of $85.8 million from December 31, 2007. Capital management and other fee revenue totaled $0.7 million in the fourth quarter of 2008, versus $1.1 million in the fourth quarter of 2007.

Dispositions and Capital Deployment Activity

During the year ended December 31, 2008, DCT Industrial Trust disposed of 16 buildings totaling 2.6 million square feet for a combined sales price of approximately $143.3 million, of which two buildings were sold during the fourth quarter of 2008.

The Company acquired $23.3 million of assets during 2008, primarily related to 1031 exchange requirements.

DCT Industrial has continued to reduce the size of its development pipeline. As recently announced, the Company leased 557,000 square feet at Southcreek IV in Atlanta, bringing the 1.8 million square foot Southcreek Commerce Center to 100% leased. In Monterrey, Mexico, the Company stabilized or sold 389,000 square feet during the fourth quarter of 2008. As of February 12, 2009, DCT Industrial Trust had 7.2 million square feet under development, which includes 1.9 million square feet in a 50-50 development joint venture, compared with 8.3 million square feet under development as of September 30, 2008.

Financing Activity

During the fourth quarter of 2008, the Company drew the remaining $200 million of its $300 million unsecured term loan, using the majority of the funds to pay down the balance on its credit facility. As of December 31, 2008, DCT Industrial’s credit facility was undrawn. Including extension options, DCT Industrial does not have any significant debt maturities until December 2010 when its credit facility will mature.

Impairment Charges

Due to the impact that the economic and credit market deterioration has had on the value of commercial real estate, DCT Industrial evaluated its consolidated and unconsolidated assets for possible impairments. As a result, the company has recorded an impairment charge of $9.0 million for three land parcels and two buildings where the carrying value exceeds book value. In addition, impairments recorded on buildings sold during 2008 were $1.7 million, bringing total non-cash impairment charges for the year to $10.7 million, of which $9.6 million was recognized in the fourth quarter.

Dividend

DCT Industrial Trust’s Board of Directors has declared an $0.08 per share quarterly cash dividend, payable on April 17, 2009, to stockholders of record as of April 8, 2009.

Guidance

DCT Industrial reiterated guidance for 2009 FFO of $0.50 to $0.58 per diluted share and revised its 2009 income guidance to $0.01 to $0.07 per diluted share, which includes gains on sale of undepreciated real estate ranging from $0.00 to $0.04 per diluted share.

Conference Call Information

DCT Industrial Trust will host a conference call to discuss fourth quarter 2008 results and its recent business activities on Friday, February 13, 2009 at 12:00 PM Eastern time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (800) 860-2442 or (412) 858-4600. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 426840. A live webcast and replay of the conference call will be available in the investor relations section of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of December 31, 2008, the Company owned, managed or had under development 75.9 million square feet of assets leased to approximately 850 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT: Sara Knapp, 303-597-1550 or investorrelations@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share information)

	December 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Land	$511,730	$519,584
Buildings and improvements	2,112,853	2,139,961
Intangible lease assets	182,508	188,079
Construction in progress	90,770	35,282

Total Investment in Properties	2,897,861	2,882,906
Less accumulated depreciation and amortization	(417,404)	(310,691)

Net Investment in Properties	2,480,457	2,572,215
Investments in and advances to unconsolidated joint ventures	125,452	102,750

Net Investment in Real Estate	2,605,909	2,674,965
Cash and cash equivalents	19,681	30,481
Notes receivable	30,387	27,398
Deferred loan costs, net	5,098	6,173
Straight-line rent and other receivables	31,747	26,879
Other assets, net	11,021	13,096

Total Assets	$2,703,843	$2,778,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$35,193	$31,267
Distributions payable	16,630	32,994
Tenant prepaids and security deposits	17,601	13,896
Other liabilities	26,472	8,117
Intangible lease liability, net	6,813	9,022
Line of credit	—	82,000
Senior unsecured notes	625,000	425,000
Mortgage notes	574,634	649,568
Financing obligations	—	14,674

Total Liabilities	1,302,343	1,266,538

Minority interests	281,489	349,782
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 175,141,387 and 168,379,863 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively	1,751	1,684
Additional paid-in capital	1,657,923	1,593,165
Distributions in excess of earnings	(513,040)	(426,210)
Accumulated other comprehensive loss	(26,623)	(5,967)

Total Stockholders’ Equity	1,120,011	1,162,672

Total Liabilities and Stockholders’ Equity	$2,703,843	$2,778,992

Book value of total assets before depreciation:
Total Assets	$2,703,843	$2,778,992
Add back accumulated depreciation and amortization	417,404	310,691

Book value of total assets before depreciation and amortization	$3,121,247	$3,089,683

Percentage of debt to total assets	44.4%	41.6%

Percentage of debt to book value of total assets before depreciation and amortization	38.4%	37.4%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
REVENUES:
Rental revenues	$63,492	$62,681	$248,631	$245,887
Institutional capital management and other fees	687	1,136	2,924	2,871

Total Revenues	64,179	63,817	251,555	248,758

OPERATING EXPENSES:
Rental expenses	8,081	7,928	31,295	29,294
Real estate taxes	8,274	7,104	33,214	30,964
Real estate related depreciation and amortization	34,409	27,305	117,211	110,597
General and administrative	5,955	4,712	21,799	19,547
Impairment losses	4,314	—	4,314	—

Total Operating Expenses	61,033	47,049	207,833	190,402

Operating Income	3,146	16,768	43,722	58,356
OTHER INCOME AND EXPENSE:
Equity in income of unconsolidated joint ventures, net	1,084	334	2,267	433
Impairment losses on investments in unconsolidated joint ventures	(4,733)	—	(4,733)	—
Interest expense	(13,824)	(14,227)	(52,387)	(60,463)
Interest income and other income (expense)	(3)	688	1,257	4,666
Income taxes	66	(221)	(829)	(1,464)

Income (Loss) Before Minority Interests	(14,264)	3,342	(10,703)	1,528
Minority interests	2,403	(515)	1,908	(59)

Income (Loss) From Continuing Operations	(11,861)	2,827	(8,795)	1,469
Income (loss) from discontinued operations	(756)	3,101	17,870	12,705

Income (Loss) Before Gain (Loss) On Dispositions Of Real Estate Interests	(12,617)	5,928	9,075	14,174
Gain (loss) on dispositions of real estate interests, net of minority interest	(17)	(257)	411	25,938

Net Income (Loss)	$(12,634)	$5,671	$9,486	$40,112

Adjusted Net Income (Loss)
Net Income (Loss)	$(12,634)	$5,671	$9,486	$40,112
Impairment losses	9,566	—	10,746	—
Less: minority interest	(1,537)	—	(1,854)	—

Adjusted Net Income (Loss)	$(4,605)	$5,671	$18,378	$40,112

INCOME (LOSS) PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.07)	$0.02	$(0.05)	$0.01
Income (loss) from discontinued operations	(0.00)	0.01	0.11	0.08
Gain (loss) on dispositions of real estate interests, net of minority interest	0.00	(0.00)	0.00	0.15

Net Income (Loss)	$(0.07)	$0.03	$0.06	$0.24

INCOME (LOSS) PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.07)	$0.02	$(0.05)	$0.01
Income (loss) from discontinued operations	(0.00)	0.01	0.11	0.08
Gain (loss) on dispositions of real estate interests, net of minority interest	0.00	(0.00)	0.00	0.15

Net Income (Loss)	$(0.07)	$0.03	$0.06	$0.24

ADJUSTED INCOME (LOSS) PER COMMON SHARE – DILUTED:
Net Income (Loss)	$(0.07)	$0.03	$0.06	$0.24
Less: impairment losses	0.04	—	0.05	—

Adusted Net Income (Loss)	$(0.03)	$0.03	$0.11	$0.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	174,241	168,366	171,695	168,358

Diluted	174,241	205,846	171,695	200,823

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss) attributable to common shares	$(12,634)	$5,671	$9,486	$40,112
Adjustments:
Real estate related depreciation and amortization	34,530	28,532	119,604	115,465
Equity in income of unconsolidated joint ventures, net	(1,084)	(334)	(2,267)	(433)
Equity in FFO of unconsolidated joint ventures	2,273	1,250	6,806	2,742
(Gain) loss on dispositions of real estate interests	55	(2,308)	(21,991)	(42,873)
Gain (loss) on dispositions of non-depreciated real estate	(52)	2,398	219	15,135
Minority interest in the operating partnership’s share of the above adjustments	(5,794)	(5,378)	(17,664)	(14,711)

Funds from operations attributable to common shares – basic	17,294	29,831	94,193	115,437
FFO attributable to dilutive OP Units	3,311	6,637	19,795	22,180

Funds from operations attributable to common shares – diluted	$20,605	$36,468	$113,988	$137,617
Adjusted FFO:
Impairment losses	9,566	—	10,746	—

Adjusted funds from operations attributable to common shares – diluted	$30,171	$36,468	$124,734	$137,617

Basic FFO per common share	$0.10	$0.18	$0.55	$0.69
Diluted FFO per common share	$0.10	$0.18	$0.55	$0.69
Adjusted diluted FFO per common share	$0.15	$0.18	$0.60	$0.69
Weighted average common shares outstanding:
Basic	174,241	168,366	171,695	168,358
Dilutive OP Units	33,324	37,480	35,826	32,465

Diluted	207,565	205,846	207,521	200,823

Guidance:

	Full-Year Range for 2009
	(low)	(high)
Guidance:
Earnings per diluted share	$0.01	$0.07
Gains on sale of depreciated assets	0.00	0.00
Real estate related depreciation and amortization	0.49	0.51

FFO attributable to common shares per diluted share	$0.50	$0.58

Guidance excludes future gains or losses from sale of depreciated assets or impairments.

The following table shows the calculation of our Fixed Charge Coverage for the three and twelve months ended December 31, 2008 and 2007 (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Net income (loss)	$(12,634)	$5,671	$9,486	$40,112
Interest expense (1)	14,061	14,409	53,219	61,209
Pro rata share of interest expense from unconsolidated JVs	923	586	2,809	1,656
Real estate related depreciation and amortization (1)	34,530	28,532	119,604	115,465
Pro rata share of real estate related depreciation and amortization from unconsolidated JVs	1,103	932	4,290	2,291
Income taxes	(66)	233	850	1,511
Stock-based compensation amortization expense	969	691	3,427	2,406
Minority interests (1)	(2,552)	1,148	1,955	7,216
Non-FFO gains on dispositions of real estate interests and impairment losses, net	523	90	(20,072)	(27,738)
Impairment losses	9,047	—	9,047	—

Adjusted EBITDA (2)	$45,904	$52,292	$184,615	$204,128

Calculation of Fixed Charges:
Interest expense excluding financing obligations (1)	$14,061	$14,138	$53,167	$56,887
Interest expense related to financing obligations	—	271	52	4,322
Capitalized interest	1,989	1,812	7,899	7,008
Amortization of loan costs and debt premium/discount	(307)	114	(176)	411
Amortization of financing obligations	—	(36)	(4)	(500)
Pro rata share of interest expense from unconsolidated JVs	923	586	2,809	1,656

Total Fixed Charges	$16,666	$16,885	$63,747	$69,784

Fixed Charge Coverage	2.8	3.1	2.9	2.9

Fixed Charge Coverage, Excluding Financing Obligations	2.8	3.1	2.9	3.1

(1)	Includes amounts related to discontinued operations.

(2)

Adjusted EBITDA represents earnings (loss) from operations before interest, taxes, depreciation, amortization, stock-based compensation expense, minority interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of irregular items and certain non-cash items, such as deprecation and amortization, non-FFO gains on dispositions of real estate interests and impairment losses.

The following table is a reconciliation of our property Net Operating Income (NOI) to our reported “Income (Loss) From Continuing Operations” for the three and twelve months ended December 31, 2008 and 2007 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Same Store Net Operating Income	$44,974	$43,841	$166,044	$165,019
Non-same store NOI	2,163	3,808	18,078	20,610

Total NOI	47,137	47,649	184,122	185,629
Institutional capital management and other fees	687	1,136	2,924	2,871
Real estate related depreciation and amortization	(34,409)	(27,305)	(117,211)	(110,597)
General and administrative expenses	(5,955)	(4,712)	(21,799)	(19,547)
Impairment losses	(4,314)	—	(4,314)	—
Equity in income of unconsolidated joint ventures	1,084	334	2,267	433
Impairment losses on investments in unconsolidated joint ventures	(4,733)	—	(4,733)	—
Interest expense	(13,824)	(14,227)	(52,387)	(60,463)
Interest income and other income (expense)	(3)	688	1,257	4,666
Income taxes	66	(221)	(829)	(1,464)
Minority interests	2,403	(515)	1,908	(59)

Income (Loss) from Continuing Operations	$(11,861)	$2,827	$(8,795)	$1,469

The following table is a reconciliation of our same store NOI to our cash basis same store NOI for the three and twelve month ended December 31, 2008 and 2007 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Same Store Net Operating Income	$44,974	$43,841	$166,044	$165,019
Less revenues from lease terminations	(345)	(200)	(942)	(200)
Less straight-line rents	(408)	(1,015)	(1,968)	(3,772)
Add-back of net amortization of above/below market rents(1)	140	296	1,301	1,274

Cash basis same store NOI	$44,361	$42,922	$164,435	$162,321

(1)	The three and twelve months ended December 31, 2007 excludes $2.1 million net revenue associated with buyout of a below market lease at 240 Valley Drive.

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI and cash basis same store NOI to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI and cash basis same store NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. We include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO and FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which is defined as earnings from operations before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment losses and minority interest, and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the current economic slow-down in the U.S. and internationally; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes, fires and earthquakes; national, international, regional and local economic conditions, including, in particular the current economic slow-down in the U.S. and internationally; the general level of interest rates and the availability of debt financing, particularly in light of the recent disruption in the credit markets; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities and Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.